Exhibit 10.5

SECOND AMENDMENT TO REVOLVING

CREDIT AGREEMENT AND WAIVER

THIS SECOND AMENDMENT AND WAIVER (this “Amendment”), is entered into as of February 15, 2012, by and among GRACO INC. (the “Borrower”), the Banks (as defined in the Credit Agreement) signatory hereto and U.S. BANK NATIONAL ASSOCIATION, as Agent for the Banks (in such capacity, the “Agent”). Capitalized terms used herein but not defined herein shall have the meaning given such terms in the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Borrower, the Banks and the Agent are party to that certain Revolving Credit Agreement, dated as of July 12, 2007 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested that certain modifications be made to the Credit Agreement; and

WHEREAS, the Banks have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Credit Agreement as follows:

SECTION 1. Amendments to Credit Agreement.

(a) The definition of “Reportable Event” appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

“‘Reportable Event’ means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulations issued and in effect as of the date of this Agreement has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a material failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a reportable event regardless of the

Exhibit 10.5

issuance of any such waivers in accordance with Section 412(c) of the Code.”

(b) The definition of “Funding Threshold” appearing in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

(c) Section 7.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“ERISA. Each Plan complies in all material respects with all applicable requirements of ERISA and the Code and with all applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements, except for any noncompliance that could not reasonably be expected to result in an Adverse Event. No Reportable Event that is an Adverse Event has occurred and is continuing with respect to a Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA (except for immaterial failures).”

(d) Clause (e) of Section 8.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Immediately upon a Responsible Employee becoming aware of the occurrence, with respect to any Plan, of any Reportable Event that is an Adverse Event, a notice specifying the nature thereof and what action the Company proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.”

(e) Section 8.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“ERISA. Maintain each Plan in compliance in all material respects with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code, except for any noncompliance that could not reasonably be expected to result in an Adverse Event.”

(f) Section 9.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Exhibit 10.5

“Plans. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, permit any Plan to terminate under any circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to any property, revenue or asset of the Company or any Subsidiary or permit any Plan to be in “at-risk status” (within the meaning of Section 430(i)(4) of the Code) under circumstances where the present value of liabilities of the Plan exceed the value of the assets of the Plan by more than $50,000,000 (with liabilities and assets valued in the manner used to determine the funding target attainment percentage under Section 430 of the Code (disregarding the special rules contained in Section 430(i)(1)(b))).”

(g) Clause (i) of Section 10.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i) The institution by the Company or any ERISA Affiliate of steps to terminate any Plan if in order to effectuate such termination, the Company or any ERISA Affiliate would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, in excess of $50,000,000, if the payment of such liability would constitute an Adverse Event, or the institution by the PBGC of steps to terminate any Plan;”

SECTION 2. Waiver. The Borrower has informed the Agent and the Banks that as of December 30, 2011, the Borrower was not in compliance with Section 9.3 of the Credit Agreement. The Agent and the Banks are aware that, notwithstanding such non-compliance, the Borrower has borrowed Loans under the Credit Agreement, and borrowing while not in compliance with Section 9.3 constitutes non-compliance with Section 6.2 of the Credit Agreement (such non-compliance with Section 9.3 and Section 6.2, the “Existing Defaults”). The Borrower has requested that the Banks waive the Existing Defaults. As of the Effective Date, the Banks waive the Existing Defaults, and waive any Default or Event of Default arising from the Existing Defaults. Except as expressly provided herein, all provisions of the Credit Agreement remain in full force and effect and this waiver shall not apply to any other or subsequent failure to comply with such sections or any other provision of the Credit Agreement.

SECTION 3. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof (the “Effective Date”) when, and only when, the Agent

Exhibit 10.5

shall have received an executed counterpart of this Amendment from the Borrower, the Required Banks and the Agent.

SECTION 4. Representations and Warranties. Each of the parties hereto represents and warrants that this Amendment and the Credit Agreement, as amended by this Amendment, constitute legal, valid and binding obligations of such party enforceable against such party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

SECTION 5. Reference to and the Effect on the Agreement.

(a) On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference to the Credit Agreement in any certificate delivered in connection therewith, shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Each of the parties hereto hereby agrees that, except as specifically amended above, the Credit Agreement is hereby ratified and confirmed and shall continue to be in full force and effect and enforceable, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and general equitable principles.

SECTION 6. Headings. Section headings in this Amendment are included herein for convenience only and shall not constitute a part of this Amendment for any other purpose.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart to this Amendment by facsimile, electronic mail, portable document format (PDF) or similar means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law. The validity, construction and enforceability of this Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of laws principles thereof, but giving effect to federal laws of the United States applicable to national banks.

Exhibit 10.5

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit 10.5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the day and year first above written.

GRACO INC.

as Borrower

By:   /s/ Christian E. Rothe

Name: Christian E. Rothe

Title: Vice President and Treasurer

Exhibit 10.5

U.S. BANK NATIONAL ASSOCIATION

as Agent and a Bank

By:   /s/ Ludmila Yakovlev

Name: Ludmila Yakovlev

Title: Assistant Vice President

Exhibit 10.5

JPMORGAN CHASE BANK, N.A.

as a Bank

By:  /s/ Suzanne Ergastolo

Name: Suzanne Ergastolo

Title: Vice President

Exhibit 10.5

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Bank

By:   /s/ Peter Kiedrowski

Name: Peter Kiedrowski

Title: Director

Exhibit 10.5

BANK OF AMERICA, N.A.,

as a Bank

By:   /s/ Steven K. Kessler

Name: Steven K. Kessler

Title: Senior Vice President